EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountant's report on internal control.

EXHIBIT B:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3

EXHIBIT C:
  Attachment to item 77Q1:
  Exhibits
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of The Needham Funds, Inc.

In planning and performing our audits of the financial statements of The Needham Funds, Inc. (comprising Needham
Growth Fund, Needham Aggressive Growth Fund and Needham
Small Cap Growth Fund) (the "Funds") for the year ended
December 31, 2004, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with U.S. generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards of the Public Company
Accounting Oversight Board (United States). A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2004.

This report is intended solely for the information and use of management and the Board of Directors of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

ERNST & YOUNG LLP
New York, New York
February 21, 2005





EXHIBIT B:
 NEEDHAM Growth Fund
Rule 10F-3

Issuer
Cogent, Inc.

Type of Security
Common

IPO or Secondary
IPO

SEC Registered
Yes

Total Offering
18,000,000

Date of Purchase
9/23/04

Number of shares Purchased
35,000

Date of Public Offer
9/23/04

Fund Price Paid
12.00

Public Offering Price
12.00

Firm Commitment Underwriting ?
Yes

Underwriting gross spread as % of Proceeds
0.26%

Consistent with average industry % of gross spread
Yes

Company operational for 3 years?
Yes

Less than 3% of fund assets used for purchase?
Yes

Fund's purchase represents less than 25% of the offering?
Yes

Name of underwriter(s) purchased from?
Morgan Stanleyt

Needham Company, Inc. Mgr or Co-Mgr?
Yes



NEEDHAM Growth Fund
Rule 10F-3

Issuer
Interlink Electronics

Type of Security
Common

IPO or Secondary
Secondary

SEC Registered
Yes

Total Offering
1,750,000

Date of Purchase
9/23/04

Number of shares Purchased
70,000

Date of Public Offer
9/23/04

Fund Price Paid
8.25

Public Offering Price
8.25

Firm Commitment Underwriting ?
Yes

Underwriting gross spread as % of Proceeds
3.13%

Consistent with average industry % of gross spread
Yes

Company operational for 3 years?
Yes

Less than 3% of fund assets used for purchase?
Yes

Fund's purchase represents less than 25% of the offering?
Yes

Name of underwriter(s) purchased from?
Wells Fargo

Needham Company, Inc. Mgr or Co-Mgr?
Yes



NEEDHAM Growth Fund
Rule 10F-3

Issuer
PortalPlayer, Inc.

Type of Security
Common

IPO or Secondary
IPO

SEC Registered
Yes

Total Offering
6,250,000

Date of Purchase
11/18/04

Number of Shares Purchased
1,745

Date of Public Offer
11/18/04

Fund Price Paid
17.00

Public Offering Price
17.00

Firm Commitment Underwriting ?
Yes

Underwriting gross spread as % of proceeds
0.64%

Consistent with average industry % of gross spread
Yes

Company operational for 3 years?
Yes

Less than 3% of fund assets used for purchase?
Yes

Fund's purchase represents less than 25% of the offering?
Yes

Name of underwriter(s) purchased from?
First Boston

Needham Company, Inc. Mgr or Co-Mgr?
Yes



NEEDHAM Aggressive Growth Fund
Rule 10F-3

Issuer
Cogent, Inc.

Type of Security
Common

IPO or Secondary
IPO

SEC Registered
Yes

Total Offering
18,000,000

Date of Purchase
9/23/04

Number of shares Purchased
2,000

Date of Public Offer
9/23/04

Fund Price Paid
12.00

Public Offering Price
12.00

Firm Commitment Underwriting ?
Yes

Underwriting gross spread as % of Proceeds
0.26%

Consistent with average industry % of gross spread
Yes

Company operational for 3 years?
Yes

Less than 3% of fund assets used for purchase?
Yes

Fund's purchase represents less than 25% of the offering?
Yes

Name of underwriter(s) purchased from?
Morgan Stanleyt

Needham Company, Inc. Mgr or Co-Mgr?
Yes



NEEDHAM Aggressive Growth Fund
Rule 10F-3

Issuer
PortalPlayer, Inc.

Type of Security
Common

IPO or Secondary
IPO

SEC Registered
Yes

Total Offering
6,250,000

Date of Purchase
11/18/04

Number of Shares Purchased
100

Date of Public Offer
11/18/04

Fund Price Paid
17.00

Public Offering Price
17.00

Firm Commitment Underwriting ?
Yes

Underwriting gross spread as % of proceeds
0.64%

Consistent with average industry % of gross spread
Yes

Company operational for 3 years?
Yes

Less than 3% of fund assets used for purchase?
Yes

Fund's purchase represents less than 25% of the offering?
Yes

Name of underwriter(s) purchased from?
First Boston

Needham Company, Inc. Mgr or Co-Mgr?
Yes



 NEEDHAM Small Cap Growth Fund
Rule 10F-3

Issuer
Cogent, Inc.

Type of Security
Common

IPO or Secondary
IPO

SEC Registered
Yes

Total Offering
18,000,000

Date of Purchase
9/23/04

Number of shares Purchased
3,000

Date of Public Offer
9/23/04

Fund Price Paid
12.00

Public Offering Price
12.00

Firm Commitment Underwriting ?
Yes

Underwriting gross spread as % of Proceeds
0.26%

Consistent with average industry % of gross spread
Yes

Company operational for 3 years?
Yes

Less than 3% of fund assets used for purchase?
Yes

Fund's purchase represents less than 25% of the offering?
Yes

Name of underwriter(s) purchased from?
Morgan Stanleyt

Needham Company, Inc. Mgr or Co-Mgr?
Yes



NEEDHAM Small Cap Growth Fund
Rule 10F-3

Issuer
PortalPlayer, Inc.

Type of Security
Common

IPO or Secondary
IPO

SEC Registered
Yes

Total Offering
6,250,000

Date of Purchase
11/18/04

Number of Shares Purchased
155

Date of Public Offer
11/18/04

Fund Price Paid
17.00

Public Offering Price
17.00

Firm Commitment Underwriting ?
Yes

Underwriting gross spread as % of proceeds
0.64%

Consistent with average industry % of gross spread
Yes

Company operational for 3 years?
Yes

Less than 3% of fund assets used for purchase?
Yes

Fund's purchase represents less than 25% of the offering?
Yes

Name of underwriter(s) purchased from?
First Boston

Needham Company, Inc. Mgr or Co-Mgr?
Yes


EXHIBIT C:
                                                             RESTATED

                       The Needham Funds, Inc.
                          445 Park Avenue
                      New York, New York 10022

                                                         October 21, 2004

Needham Investment Management L.L.C.
445 Park Avenue
New York, New York 10022

                     INVESTMENT ADVISORY AGREEMENT

Dear Sirs:
The Needham Funds, Inc. (the "Fund"), a corporation
organized under the laws of the State of Maryland, confirms its agreement with Needham Investment Management L.L.C. (the "Investment Adviser") as follows:
1.	Appointment of Investment Adviser.  The Fund desires
to employ its capital by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Articles of Incorporation, as amended from time to time (the "Charter"), in its Prospectus and Statement of Additional Information, and in the manner and to the extent as may from time to time be approved by the Board of Directors of the Fund. The Fund desires to employ and hereby appoints the Investment Adviser to act as investment adviser of the Fund.
For the purposes of this Agreement, shares of the Fund may be classified into shares of a number of separate portfolios of assets (each a "Portfolio" and together the "Portfolios"), such group of Portfolios in the aggregate comprising the Fund. All references herein to this Agreement shall be deemed to be references to this Agreement, as it may from time to time be supplemented by the addition or subtraction of one or more Portfolios as set forth on Schedule A hereto as it may be amended from time to time. The Investment Adviser accepts the appointment and agrees to furnish the services herein set forth for the compensation stated herein. This Agreement is hereby adopted for each Portfolio listed on Schedule A hereto.
2.	Delivery of Fund Documents.  The Fund shall furnish
the Investment Adviser with copies properly certified or authenticated of each of the following:
(a)	Charter of the Fund;
(b)	By-Laws of the Fund, as amended from time to
time;
(c)	Resolutions of the Board of Directors of the Fund
authorizing the appointment of Needham Investment
Management L.L.C. as Investment Adviser and
approving the form of this Agreement;
(d)	Registration Statement under the Securities Act
of 1933, as amended (the "1933 Act"), and the
Investment Company Act of 1940, as amended (the
"1940 Act") on Form N-1A (File Nos. 33-98310;
811-9114) as filed with the Securities and
Exchange Commission on October 18, 1995, and all
amendments thereto relating to an indefinite
number of shares of common stock, $.001 par
value;
(e)	Prospectus and Statement of Additional
Information of the Fund relating to the Fund's
shares in effect under the 1933 Act (such
Prospectus, Statement of Additional Information
and supplements thereto, as presently in effect
and as from time to time amended and
supplemented, herein called the "Prospectus").
The Fund will furnish the Investment Adviser from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.
3.	Name of Fund.  The Fund may use any name derived from
the name "Needham Investment Management L.L.C." only for so long as this Agreement or any other Investment Advisory Agreement between the Investment Adviser and the Fund or any extension, renewal or amendment hereof or thereof remains in effect, including any similar agreement with any organization which shall have succeeded to the Investment Adviser's business as investment adviser. At such time as such an agreement shall no longer be in effect, the Fund will (to the extent that it lawfully can) cease to use such name or any other name indicating that it is advised by or otherwise connected with the Investment Adviser or any organization which shall have so succeeded to the Investment Adviser's business. The Fund acknowledges that the Investment Adviser may have granted and may grant the non-exclusive right to use the name "Needham" to any other corporation or entity, including but not limited to any investment company of which the Investment Adviser or any subsidiary or affiliate thereof or any successor to the business thereof shall be an investment adviser.
4.	Services Provided by Investment Adviser.  Subject to
the supervision and direction of the Board of Directors of the Fund, the Investment Adviser will (a) act in strict conformity with the Fund's Articles of Incorporation, the 1940 Act and the Investment Advisers Act of 1940, as amended, (b) manage the Fund's assets and furnish a continual investment program for the Fund in accordance with the Fund's investment objective and policies as described in the Fund's Prospectus and Statement of Additional Information, (c) make investment decisions for the Fund, (d) provide the Fund with investment research and statistical data, advice and supervision, data processing and clerical services, (e) provide the Fund with office facilities which may be the Investment Adviser's own offices, (f) determine what securities shall be purchased for the Fund, what securities shall be held or sold by the Fund, and what portion of the Fund's assets shall be held uninvested, (g) review asset allocations and investment policies with the Board of Directors of the Fund every quarter, and (h) advise and assist the officers of the Fund in taking such steps as are necessary or appropriate to carry out the decisions of the Board of Directors of the Fund and its committees with respect to the foregoing matters and the conduct of the business of the Fund. In addition, the Investment Adviser will furnish the Fund with whatever statistical information the Fund may reasonably request with respect to the securities that the Fund may hold or contemplate purchasing.
The Investment Adviser will keep the Fund informed of developments materially affecting the Fund's assets, and will, on its own initiative, furnish the Fund from time to time with whatever information the Investment Adviser believes is appropriate for this purpose.
The Investment Adviser agrees and acknowledges that any
records prepared or maintained under the provisions of Rule 31a-2(e) under the 1940 Act are property of the Fund. The Adviser further agrees and acknowledges that all such records will be surrendered promptly upon request of the Fund.
5.	Allocation of Charges and Expenses.  The Investment
Adviser will make available, without expense to the Fund, the services of such of its officers, directors and employees as may be duly elected officers or directors of the Fund, subject to the individual consent of such persons to serve and to any limitations imposed by law. The Investment Adviser will pay all expenses incurred in performing its investment advisory services under this Agreement, including compensation of and office space for officers and employees of the Fund connected with investment and economic research, trading and investment management of the Fund, as well as the fees of all Directors of the Fund who are "affiliated persons" of the Investment Adviser, as that term is defined in the 1940 Act, or any of its "affiliated persons".
The Investment Adviser will not be required to pay any expenses of the Fund other than those specifically allocated to it in this Paragraph 5. In particular, but without limiting the generality of the foregoing, the Fund will be required to pay: organization and offering expenses; fees and expenses incurred by the Fund in connection with membership in investment company organizations; brokerage and other expenses of executing portfolio transactions; legal, auditing or accounting expenses; taxes or governmental fees; the fees and expenses of any administrator, transfer agent, registrar, dividend disbursing agent or shareholder servicing agent of the Fund; the cost of preparing share certificates or any other expenses, including clerical expenses, of issue or repurchase of shares of capital stock (the "Shares") of the Fund; interest charges and other costs of borrowing funds; the expenses of and fees for registering or qualifying securities for sale and of maintaining the registration of the Fund; the fees and expenses of Directors of the Fund who are not affiliated with the Investment Adviser; the cost of preparing and distributing reports and notices to shareholders and reports to regulatory agencies; the costs and/or fees incident to directors' and shareholders' meetings; the cost of preparing and mailing proxy materials; the costs and/or fees incident to the listing (and maintenance of such listing) of the Fund's shares on stock exchanges; the fees or disbursements of custodians and subcustodians of the Fund's assets, including expenses incurred in the performance of any obligations enumerated by the Charter or By-Laws of the Fund insofar as they govern agreements with any such custodian; the cost of office supplies, including stationery; travel expenses of all offices and employees of the Fund; litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business.
You may from time to time agree in a separate written fee
waiver agreement not to impose all or a portion of your fee otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise accrue) and/or undertake to make arrangements to limit a Portfolio's expenses to specified levels (in advance of the time such expenses would otherwise accrue), which agreement or arrangements may be effected at any time, should be described in each Portfolio's prospectus or an appropriate sticker, and may be discontinued or modified by you at any time, consistent with the terms of any such agreement or arrangements.
6.	Compensation of the Adviser.  In consideration of all
services to be rendered, facilities furnished and expenses paid or assumed by the Investment Adviser pursuant to this Agreement, the Fund will pay to the Investment Adviser, and the Investment Adviser will accept, a monthly fee on the first business day of each month, based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of each Portfolio during the preceding month, at the respective rates in accordance with Schedule A hereto, except as may be modified by Paragraph 5 hereof.
7.	Services to Other Accounts.  The Fund understands that
the Investment Adviser now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts, and the Fund has no objection to the Investment Adviser so acting, provided that whenever the Fund and one or more other accounts advised by the Investment Adviser are prepared to purchase, or desire to sell, the same security, available investments or opportunities for sales will be allocated in a manner believed by the Investment Adviser to be equitable to each entity. The Fund recognizes that in some cases this procedure may affect adversely the price paid or received by the Fund or the size of the position purchased or sold by the Fund. In addition, the Fund understands that the persons employed by the Investment Adviser to provide services to the Fund in connection with the performance of the Investment Adviser's duties under this Agreement will not devote their full time to those services. Moreover, nothing contained in this Agreement will be deemed to limit or restrict the right of the Investment Adviser or any "affiliated person" of the Investment Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature to other persons or entities, including serving as investment adviser to, or employee, officer, director or trustee of, other investment companies.
8.	Brokerage; Avoidance of Conflicts of Interest.  In
connection with purchases or sales of portfolio securities for the account of the Fund, neither the Investment Adviser nor any of its directors, officers or employees will act as a principal or agent or receive any commission with respect to such purchases or sales. The Investment Adviser or its agents shall arrange for the placing of all orders for the purchase and sale of portfolio securities for the Fund's account with brokers or dealers selected by the Investment Adviser. In the selection of such brokers or dealers and the placing of such orders, the Investment Adviser will use its best efforts to seek for the Fund the most favorable execution and net price available and will consider all factors it deems relevant in making such decisions including, but not limited to, price (including any applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm involved and the firm's risk in positioning a block of securities.
The parties agree that it is in the interests of the Fund
that the Investment Adviser have access to supplemental investment and market research and security and economic analyses provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when brokerage is allocated to other brokers on the basis of the best price and execution. The Investment Adviser is authorized to place orders for the purchase and sale of securities for the Fund with such brokers, subject to review by the Fund's directors from time to time. In selecting brokers or dealers to execute a particular transaction and in evaluating the best price and execution available, the Investment Adviser may consider the brokerage and research services (as such terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund and/or other accounts over which the Investment Adviser exercises investment discretion.
9.	Standard of Care.  The Investment Adviser will
exercise its best judgment in rendering the services described in Paragraph 4 above. The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by the Investment Adviser of its obligations and duties under this Agreement, or a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and amount set forth in Section 36(b)(3) of the 1940 Act). Any person, even though an officer, director, employee, or agent of the Investment Adviser, who may be or become an officer, director, employee or agent of the Fund, will be deemed, when rendering services to the Fund, to be rendering such services to, or acting solely for, the Fund and not as an officer, director, employee or agent, or one under the control or direction of the Investment Adviser, even though paid by it.
10.	Duration and Termination of This Agreement.  This
Agreement shall be effective as to a particular Portfolio as of the date of the commencement of the public sale of the shares of that Portfolio and unless sooner terminated as provided herein, shall continue in effect as to a particular Portfolio for an initial term of two years, and shall continue on an annual basis thereafter, but only so long as such continuance is specifically approved at least annually during the 90 days prior to and including the anniversary of the effective date of the prior continuance, or on another schedule as approved by the Board of Directors which complies with the requirements of the 1940 Act,
(a) by the vote of a majority of the Directors who are not interested persons of the Investment Adviser or of the Fund, cast in person at a meeting called for the purpose of voting on such approval and (b) by a vote of the Board of Directors or of a majority of the outstanding voting securities of that Portfolio. The aforesaid requirement that continuance of this Agreement be specifically approved at least annually shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder. This Agreement may, on 60 days' written notice, be terminated with respect to any Portfolio at any time without the payment of any penalty, by the Board of Directors of the Fund, or by vote of a majority of the outstanding voting securities of the Fund, or by the Investment Adviser. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person", "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.
11.	Amendment of This Agreement.  No provisions of this
Agreement may be amended, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Fund and by the Board of Directors of the Fund, including a majority of the Directors who are not interested persons of the Investment Adviser or of the Fund, cast in person at a meeting called for the purpose of voting on such approval.
12.	Governing Law.  This Agreement shall be governed by
and construed in accordance with the laws of the State of New York (without reference to its conflicts of laws provisions) in a manner not in conflict with the provisions of the 1940 Act.
13.	Miscellaneous.  Neither the holders of Shares of the
Fund nor the directors shall be personally liable hereunder.
The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. The Articles of Incorporation of the Fund have been filed with the State Department of Assessments and Taxation of Maryland on October 12, 1995. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the Fund, whereupon this letter shall become a binding contract between the Fund and the Investment Adviser.

	Yours very truly,
	THE NEEDHAM FUNDS, INC.

	/s/ Glen W. Albanese
	Name: Glen W. Albanese
	Title: Managing Director
	       Chief Financial Officer

Attest:

/s/ Shannon Carroll
Name:


The foregoing Agreement is hereby accepted as of the date thereof.

	NEEDHAM INVESTMENT
	MANAGEMENT L.L.C.

	/s/ John Michaelson
	Name: John Michaelson
	Title: President
	       Needham Asset Management

Attest:

/s/ Shannon Carroll
Name:

[PAGE BREAK]

                                SCHEDULE A


   Portfolio                          Annual Advisory Fee
                                     (as a percentage of
                                      average daily net assets)

Needham Growth Fund                         1.25%

Needham Aggressive Growth Fund              1.25%

Needham Small Cap Growth Fund               1.25%



[PAGE BREAK]


                  FEE WAIVER AGREEMENT

This Fee Waiver Agreement (the "Agreement") is made as of the 20th day of January 2005, between The Needham Funds, Inc., a Maryland corporation (the "Fund") and Needham Investment Management L.L.C. (the "Adviser").
WHEREAS, the Adviser has entered into a Restated Investment Advisory Agreement with the Fund, dated October 21, 2004 (the "Advisory Agreement"), pursuant to which the Adviser provides investment advisory services to the Fund, and for which it is compensated based on the average daily net assets of each Portfolio of the Fund; and
WHEREAS, the Fund and the Adviser have determined that it is appropriate and in the best interests of the Fund and its shareholders to have the Adviser waive a portion of its fee due under the Advisory Agreement as set forth below.

NOW, THEREFORE, the parties hereto agree as follows:
1.	Fee Waiver by the Adviser.  The Adviser agrees to
waive its fee for, and to reimburse expenses of, the
Fund in an amount that operates to limit annual
operating expenses of Needham Aggressive Growth Fund
and Needham Small Cap Growth Fund to not more than
2.50% of average daily net assets.
2.	Assignment.  No assignment of this Agreement shall be
made by the Adviser without the prior consent of the Fund.
3.	Duration and Termination.  This Agreement shall be
effective for the period from January 1, 2005 through December 31, 2005, and shall continue in effect from year to year thereafter only upon mutual agreement of the Fund and the Adviser. This Agreement shall automatically terminate upon the termination of the Advisory Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-above written.

THE NEEDHAM FUNDS, INC.             NEEDHAM INVESTMENT MANAGEMENT L.L.C.

By: /s/ Glen W. Albanese            By: /s/ John Michaelson
Name: Glen W. Albanese              Name: John Michaelson
Title: Treasurer and Secretary      Title: President